EXHIBIT 10.11

SIBLING

       GROUP HOLDINGS, INC.

June 23, 2014

Angelle Judice

5615 College Drive

Baton Rouge, LA 70806

Dear Angelle:

Sibling Group Holdings. Inc. is pleased to offer you the position of Chief Financial Officer. In this position, you will be reporting directly to the Board of Directors, with regular interface with Maurine Findley, Chief Executive Officer. The starting salary offered for this position is $4,166.67 to be paid semi-monthly. Your start date for work with Sibling Group Holdings, Inc will be July 7, 2014. This offer is not to be considered a contract guaranteeing employment for any specific duration. As an at-will employee, both you and the company have the right to terminate your employment at any time with or without cause.

Prior to your first day of employment Sibling Group Holdings, Inc. we will provide additional information about the company's objectives, policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. For example, a valid U.S. passport or Alien Registration Receipt Card are acceptable documents to establish both identity and employment eligibility. Additionally, a current driver's license or voter's registration card in addition to a social security card or a certified birth certificate copy will establish identity and eligibility to work. The types of acceptable documentation are listed on the Form 1-9 of the U.S. Citizenship and Immigration Services.  Please contact me if you have any questions about which documents are acceptable to verify your identity and eligibility to work in the United States.

We are pleased to have you join our organization as a member of what we feel is a company that offers each employee an opportunity for personal and professional development If you have any questions, please do not hesitate to contact me at (512) 396-3901. I look forward to working with you in the future and hope you will find your employment a rewarding experience.

Sincerely,

Maurine Findley

Chief Executive Officer

Sibling Group Holdings, Inc.

Please indicate your acceptance by your signature and return this offer letter to me by June 25, 2014.

Thank you.

/s/ Angelle Judice

6/23/2014

Signature

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